Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Applied Micro Circuits Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333‑35408, 333-40905, 333-41572, 333‑46584, 333‑47185, 333-48912, 333-48914, 333-53282, 333-57202, 333-71878, 333-74787, 333‑76767, 333-92507, 333‑99623, 333‑110075, 333-114327, 333-130589, 333-140052, 333-147297, 333‑171960, 333‑177773, 333-183603, 333-198159 and 333-207898) on Form S‑8 of Applied Micro Circuits Corporation of our report dated May 20, 2016, with respect to the consolidated balance sheets of Applied Micro Circuits Corporation and its subsidiaries as of March 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2016, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2016, which report appears in the March 31, 2016 annual report on Form 10‑K of Applied Micro Circuits Corporation.

/s/ KPMG LLP
Santa Clara, California
May 20, 2016